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                                                                    EXHIBIT 23.1



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference into this Registration Statement of StaffMark, Inc. on Form S-8 (to be filed on or around December 21, 1999) of our report dated January 29, 1999, appearing on page 22 of the StaffMark, Inc. Annual Report on Form 10-K as for the year ended December 31, 1998, and to all references to our Firm included in this Registration Statement.

Little Rock, Arkansas
December 20, 1999


                                                   /s/ ARTHUR ANDERSEN LLP
                                                   ----------------------------
                                                   Arthur Andersen LLP